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                                                                     EXHIBIT 11
                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)



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
                                                               Three months ended March 31,

                                                                  1998              1997
                                                                  --------        --------
Basic:
   Weighted average number of shares outstanding                   100,805          95,914
                                                                  --------        --------
   Net income                                                     $ 39,692        $ 21,441
                                                                  --------        --------
   Per share amount                                               $    .39        $    .22
                                                                  --------        --------

Diluted:
   Weighted average number of shares outstanding                   100,805          95,914
   Net effect of dilutive stock options and warrants-based
      on the treasury stock method using
      average market price                                           3,481           5,344
   Assumed conversion of 5% convertible notes                        9,517           9,517
                                                                  --------        --------
      Total                                                        113,803         110,775
                                                                  --------        --------
   Net income                                                     $ 39,692        $ 21,441
   Add 5% convertible note interest, net
      of tax effect                                                  1,348           1,402
                                                                  --------        --------
      Total                                                       $ 41,040        $ 22,843
                                                                  --------        --------
   Per share amount                                               $    .36        $    .21
                                                                  --------        --------
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